Exhibit 10.2

LICENSE AGREEMENT

This LICENSE AGREEMENT (this “Agreement”) is dated and made effective as of March 27, 2012 (“Effective Date”) by and between Real Innovations International LLC (“Licensor”), a corporation organized under the laws of Nevis with its principal office at P.O. Box 556, Main Street, Charlestown, Nevis, West Indies and Cogent Real-Time Systems Inc. (“Licensee”), a corporation organized under the laws of the Province of Ontario, Canada with its principal office at 162 Guelph Street, Suite 253, Georgetown, Ontario L7G 5X7 Canada.  Licensor and Licensee are sometimes individually referred to as “Party” and collectively referred to as “Parties”.

RECITALS

WHEREAS, Licensor owns all right, title and interest in and to the Intellectual Property, as such item is defined herein; and

WHEREAS, Licensor desires to license to Licensee, and Licensee desires to license from Licensor, the Intellectual Property upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the above recitals, which the Parties acknowledge and agree are true and correct, and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:

SECTION 1   Definitions.

“Documentation” means: (a) all inventor notebooks and other conception and reduction to practice documents; (b) all files, documents and tangible things constituting, comprising or relating in any manner to (i) the Copyrighted Works, (ii) the Technology, (iii) the Trademarks, and (iv) the application, investigation, evaluation, preparation, prosecution, maintenance, defense, filing, issuance, registration, assertion or enforcement of the Patent Rights; and (c) such additional documents as Licensee may reasonably request in order to ascertain the accuracy of Licensor’s representations and warranties in this Agreement and to enjoy the rights granted to Licensee hereunder.

“Intellectual Property” means the Copyrighted Works, Patent Rights, Technology, Trademarks and Documentation.

“Copyrighted Works” means all right, title and interest in and to all Assignor copyrighted works, including without limitation, copyright in all Software, as defined herein, all marketing and written materials, such as those present at the websites under the domain names listed in Schedule 1, together with all rights to publish, reproduce, display, transmit, adopt, sell, prepare derivative works, distribute, perform or otherwise make use of the same.

“Patents” means any and all patents based upon or in any manner related to the Patent Rights that may be issued at any time by any patent authority in any jurisdiction world-wide, and expressly includes all such patents issuing from any patent applications filed in any jurisdiction after the Effective Date.  All of the Patents issued to, and all of the patent applications filed by, Licensor as of the Effective Date are set forth on Schedule 1.

“Patent Rights” means: (a) the Patents; (b) all patents or patent applications, including without limitation all patents and patent applications subject to a terminal disclaimer: (i) to which any of the Patents directly or indirectly claims priority, (ii) for which any of the Patents directly or indirectly forms a basis for priority, and/or (iii) that were co-owned applications that incorporate by reference, or are incorporated by reference into, the Patents; (c) any reissues, reexaminations, extensions, continuations, continuations-in-part, continuing prosecution applications, requests for continuing examinations, divisions, and registrations of any item in any of the foregoing categories (a) and (b); and (d) all inventions, invention disclosures, and discoveries described in any of the Patents that: (i) are included in any claim in the Patents, (ii) are subject matter capable of being reduced to a patent claim in a reissue or reexamination proceedings brought on any of the Patents, and/or (iii) could have been included as a claim in any of the Patents; (e) any incidental know-how for practicing any item in any of the foregoing categories (a) through (d).

“Technology” means the technology of Licensor and any of its principals, agents and contractors as applied to the Patent Rights, and further includes all improvements, modifications, enlargements, extensions thereto, now or hereafter existing, together with all software programs used in connection with the Patent Rights, all proprietary data and trade secrets, all know-how, inventions and discoveries (whether patentable or not), disclosures, trade secrets, proprietary information, know-how, technical data, databases, data collections, supplier lists, customer lists and potential customer lists and contacts for both,  resellers and leads for new business, and all documentation related to any of the foregoing (collectively “Data Collections”); all computer software, including source code, object code, firmware, development tools, files, records data and documentation (including design documents, flowcharts and specifications) and all media on which any of the foregoing is recorded, including without limitation the software products set forth in Schedule 1 (collectively “Software”).

“Trademarks” means all trademarks, trade names, service marks, corporate names, brand names, trade dress, designs and logos, domain names, and other source indicators, and all registrations and applications for registration thereof and all other rights corresponding thereto throughout the world, including without limitation all such additional filings made at any time during the term of this Agreement, together with the goodwill of any business of Licensor symbolized thereby.  All of the Trademarks in effect on the Effective Date hereof are set forth on Schedule 1.

SECTION 2   License Grant.

2.1   Grant.

(a)
License.  Licensor hereby grants to Licensee a worldwide, exclusive, perpetual and royalty-free license, with a limited right to sublicense as set forth below, in the Intellectual Property, including any additions or modifications thereto (“License”).  The License is irrevocable except as expressly provided in Section 3.2 hereof.  The License is non-transferable except to an affiliate of Licensee.

(b)
Maintenance Fees.  Licensee agrees to pay directly, or reimburse to Licensor, prior to but no later than the time they are incurred by Licensor all of the following: (i) all costs related to the filing, prosecution, protection and maintenance of the Intellectual Property rights from time to time during the term of this Agreement; (ii) all costs of securing and maintaining product liability insurance for the Intellectual Property and its sale, marketing, distribution and exploitation of products derived therefrom and dependent thereon; and (iii) all costs relating to legal, accounting and similar professional fees, and all other related costs, expenses and disbursements of any kind incurred in connection with the prosecution or defense of any claims, arbitrations, litigations or other proceedings of any kind and nature relating to, arising out of, or in connection with the Intellectual Property.

(c)
Enhancements.  Licensee is hereby authorized to use the Documentation, and any other materials reasonably requested from Licensor, to expand, enhance or improve any aspect of the Intellectual Property.  In the event that Licensee undertakes any actions that result in any expansion, enhancement or improvement in the Intellectual Property and/or the value of such Property (collectively, “Enhancements”), Licensee agrees that all such Enhancements shall belong solely to Licensor in consideration for the grant of the License hereunder on a royalty-free basis.  All Enhancements, as they may be developed from time to time by either Party, shall be automatically included in the License granted hereunder without any further action by the Parties.

(d)
Compliance.  At all times during the Term hereof, Licensee shall use the License and conduct its operations in compliance with all applicable laws and regulations and the terms of this Agreement.  In the event that Licensee or any sub-licensee undertake any actions that result in any diminution in any of the Intellectual Property and/or the value of such Property, the Parties agree that Licensor shall have the remedies set forth in Sections 3.2 and 4.1 hereof.

2.2 Right to Sublicense.  In addition to the foregoing, Licensor hereby grants to Licensee the right to sublicense the Technology and the Trademarks on a limited, non-transferable, non-exclusive, revocable basis only to the extent and within the scope of the rights granted (a) to Licensee hereunder and (b) by Licensee to each such distributor or customer pursuant to the written agreement between Licensee and such distributor or customer.  Licensor shall have the right, upon its request, to review and approve any agreement granting a sublicense under this Section 2.2.  Any license grant or attempt to make a license grant of the Technology or the Trademarks, or any of the other Intellectual Property, in violation of this provision shall be a material breach of this Agreement by Licensee subject to the provisions set forth in Section 3 hereof.

SECTION 2A   Infringement of Intellectual Property.

2.3 Legal Proceedings Against the Parties.

(a)
Infringement Claim.  In the event any legal proceeding shall be instituted or threatened against Licensor, Licensee or any of the Sublicensees involving any claim of infringement relating to the Intellectual Property, Licensor or Licensee, as applicable, shall promptly notify the other thereof.  Licensee shall promptly take all appropriate steps to undertake, conduct and control, through counsel of its choosing (subject to consent of the Licensor, such consent not to be unreasonably withheld) and at its expense, the settlement or defense thereof, and the Licensor shall cooperate with Licensee in connection therewith; provided that (i) Licensee shall not permit to exist any lien, encumbrance, or other adverse charge upon any Intellectual Property asset of Licensor; (ii) in the event it appears likely in the reasonable judgment of Licensor that different defenses are available to the Licensor or that a conflict of interest may arise between the Licensor and the Licensee with respect to such claim, then the Licensor shall choose its own counsel, and the reasonable fees and expenses of such counsel shall be borne by the Licensee; (iii) in the event it appears that no conflict of interest will arise between Licensor and Licensee, and the Licensor desires to choose its own counsel, Licensee shall permit Licensor to participate in such settlement or defense through such counsel provide that the fees and expenses of such counsel are paid by Licensor; and (iv) the Licensee shall promptly reimburse the Licensor for the full amount of any losses resulting from such claim and all related expenses incurred by the Licensor.  So long as the Licensee is reasonably contesting any such claim in good faith the Licensor shall not pay or settle any such claim.  Notwithstanding the foregoing, and provided that no rights of Licensee are in any way materially compromised or infringed, the Licensor shall have the right to pay or settle any such claim.

(b)
Failure to Defend.  If the Licensee does not notify the Licensor at the time the Licensee gives the Licensor notice of the instituted or threatened proceeding under clause 2.3 (a) or within fifteen (15) days after the Licensee’s receipt of the Licensor’s notice of such proceeding, as applicable, that it elects to undertake the defense thereof, the Licensor shall have the right to contest, settle or compromise the claim in the exercise of its exclusive discretion at the expense of the Licensee, and the reasonable costs and expenses thereof (including reasonable attorney’s fees and costs) incurred by Licensor in connection with the defense of such claim shall be paid or reimbursed by the Licensee.  Licensor shall bill Licensee monthly for all costs and expenses incurred in connection with the defense of any such claim, and Licensee shall promptly remit payment of all such bills to Licensor.  Licensee’s failure to make such payment shall be a material default and breach of this Agreement.

(c)
Cooperation.  In the event of any claim under this Section 2.3, each of Licensor and Licensee shall (1) fully cooperate with each other in connection with any such claim, (2) on reasonable notice have any of its employees, managers, officers, directors, agents and other representatives testify when necessary, and (3) on reasonable notice make available to each other as necessary all relevant records, and other information in its possession at its own expense.

(d)
Indemnity.  If as a result of any such claim described in clauses 2.3 (a) – (c) above, Licensor is required by reason of any order of a court, arbitration board, or other similar body or by reason of a settlement between the parties, to pay  a royalty or make other similar payments to a third party, or, if as a result of such claim, Licensor is obligated to pay damages other than a royalty to a third party, Licensee shall be responsible for all such damages, and shall defend, indemnify and hold harmless Licensor with respect thereto.

2.4 Enforcement of Intellectual Property.  Licensee, as exclusive Licensee, shall institute, prosecute and settle at its own expense, suits for infringement of the Intellectual Property, promptly notify Licensor thereof and keep Licensor fully informed on an ongoing basis regarding such suits and if, required by law, Licensor will join as a party plaintiff in such suits.  Except as provided below, and except for any costs incurred by Licensor relating to such suits (for which Licensee shall indemnify, defend and save Licensor harmless) Licensee shall be entitled to all recoveries in such suits.  Within ninety (90) days after receipt of all relevant information and documents regarding the suits, Licensor shall have the right to join in and participate in such suits by written notice to Licensee.  Such notice shall indicate the percentage of any net funds received as a result of settlement or judgment of such suits which Licensor shall be entitled to receive.  Licensor shall then be responsible to pay the same percentage of all fees and disbursements associated with prosecuting the suits after the date it gives such notice.  Licensor and Licensee shall (1) fully cooperate with each other in connection with any such claim, (2) on reasonable notice have any of its employees, managers, officers, directors, agents and other representatives testify when necessary, and (3) on reasonable notice make available to each other as necessary all relevant records, and other information in its possession at its own expense.

2.5 Failure to Enforce Intellectual Property.  In the event that Licensee fails to pursue any claim of infringement of the Intellectual Property brought to its attention by Licensor within ninety (90) days following written notice from Licensor, Licensor may thereafter, at Licensee’s sole cost and expense, pursue such infringement independently of Licensee, and shall be entitled to retain all resulting proceeds and recoveries.

SECTION 3     Term; Termination; Rights Upon Termination.

3.1   Term.  This Agreement and the License granted hereunder shall remain in effect in perpetuity unless terminated as set forth below.

3.2   Termination.  This Agreement may be terminated only as follows:

(a)	By mutual written consent of the Parties; or

(b)
By Licensor in the event that Licensee ceases doing business in the ordinary course or becomes the subject of a voluntary or involuntary proceeding under any federal or provincial insolvency law and such proceeding is not terminated within sixty days of commencement; or

(c)	By Licensor in the event that Licensee fails to make any payment under this Agreement and such payment is not paid within fifteen (15) days of notice given by Licensor.

(d)	By Licensor in the event that Licensee fails to comply with Section 2.1 (d) hereof and such compliance is not cured with thirty (30) days of notice given by Licensor.

(e)
By Licensor in the event of any other breach or default under this Agreement by Licensee upon sixty (60) days written notice to Licensee specifying in reasonable detail the nature of the default.  The notice shall become effective at the end of the sixty day period unless Licensee shall substantially cure such breach or default prior thereto with written notice to Licensor describing said cure.

(f)
By Licensor in the event that Licensee grants or attempts to grant a sublicense in violation of the terms and conditions of Section 2.2 hereof and Licensee fails to terminate any such grant within thirty (30) days of notice given by Licensor.

3.3   Rights Upon Termination.  Upon termination of this Agreement, Licensee shall immediately cease using any and all of the Intellectual Property and return to Licensor all Documentation, Technology, Data Collections and Software that relates to the Intellectual Property.  Within ten business days after the effective date of termination of this Agreement, Licensee shall provide to Licensor copies of all of Licensee’s then existing license agreements and, thereafter, Licensee shall have no further obligation to its former licensees with respect to the Trademarks, the Technology or any of the Intellectual Property; provided, however, that Licensee shall remain liable and obligated for, and shall indemnify and hold Licensor harmless from and against, any and all claims arising out of or related to any existing license agreements for the period of time prior to termination.  Within ten days after Licensor provides a written request to Licensee, Licensee shall certify in writing to Licensor that Licensee has complied with all of the terms of this Section 3.3.

3.4   Survival.  Termination of this Agreement shall not affect any rights or obligations of the Parties arising prior to the effective date of any such termination.  Notwithstanding any termination of this Agreement, the provisions of Sections 4, 5, 6 and 7 shall survive the termination for a period of five years.

SECTION 4     Rights and Remedies.

4.1   Licensor’s Rights and Remedies.  In the event of a breach of this Agreement by Licensee, other than an uncured breach of Section 2.2, in addition to the right to terminate this Agreement, Licensor shall be entitled to seek monetary damages from Licensee and, further, Licensor shall have all other rights and remedies available at law or in equity, including without limitation, the right to seek injunctive relief without any requirement for the posting of bond.

4.2   Licensee’s Rights and Remedies.  Licensee shall have the following rights and remedies:

(a)
Against Licensor.  In the event of a breach of this Agreement by Licensor, Licensee shall be entitled to seek monetary damages from Licensor and, further, Licensee shall have all other rights and remedies available at law or in equity, including without limitation, the right to seek injunctive relief without any requirement for the posting of bond.

(b)
Against Third Parties.  Licensee shall have the right to file suit directly, or require Licensor to file suit at Licensee’s expense, based on any claim of the Intellectual Property in any manner against its direct or indirect distributors and/or customers that fail to act in strict conformity to the conditions of the written agreements between Licensee and its licensees or on any basis Licensee may have against such third parties under the Intellectual Property or on any other basis.

4.3   No Election of Remedies.  Except where a time period is otherwise specified, no delay on the part of a Party in the exercise of any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any exercise or partial exercise of any such right, power, privilege or remedy preclude any further exercise thereof or the exercise of any other right, power, privilege or remedy.  The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by a Party shall not preclude or waive its right to use any or all other remedies.

SECTION 5     Representations and Warranties.

5.1   Licensor’s Representations and Warranties.  In addition to the other representations and warranties made by Licensor in this Agreement, Licensor hereby represents and warrants to Licensee as follows:

(a)
Organization; Good Standing; Authority.  Licensor is a corporation duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation. Licensor has taken all corporate action, and obtained all third party consents and approvals necessary for the authorization, execution and delivery of this Agreement and the performance of all of its obligations hereunder, including without limitation the execution and delivery of this Agreement to Licensee.

(b)
No Claims or Litigation.  There is no action, claim, suit, proceeding or investigation pending or, to the knowledge of Licensor, threatened against Licensor by any governmental entity or other third party, including without limitation, any such assertion related to the Intellectual Property.  There is no action, claim, suit or proceeding by Licensor currently pending or that Licensor intends to initiate.

(c)	Documentation. All Documentation supplied to Licensee are originals or true and correct copies of the originals.

5.2   Licensee’s Representations and Warranties.  In addition to the other representations and warranties made by Licensee in this Agreement, Licensee hereby represents and warrants to Licensor as follows:

(a)
Organization; Good Standing; Authority.  Licensee is a corporation duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation. Licensee has taken all corporate action, and obtained all third party consents and approvals,  necessary for the authorization, execution and delivery of this Agreement and the performance of all of its obligations hereunder, including without limitation the execution and delivery of this Agreement to Licensor.

(b)
No Claims or Litigation.  There is no action, claim, suit, proceeding or investigation pending or, to the knowledge of Licensee, threatened against Licensee by any governmental entity or other third party.  There is no action, claim, suit or proceeding by Licensee currently pending or that Licensee intends to initiate.

SECTION 6     Indemnification by Licensee.

6.1   By Licensee.  Licensee shall indemnify and hold harmless the Licensor, and its members, managers, directors, officers, shareholders, employees, agents, successors and assigns (each a “Licensor Party”) from and against the full amount of any and all claims, losses, damages, liabilities, injuries, costs and expenses (including without limitation, court costs and reasonable attorney and accountant fees) arising from, in connection with, or incident to any breach or violation of any of the representations, warranties, covenants or agreements of Licensee contained in this Agreement, regardless of how such claim is denominated or described, and including all suits, actions, proceedings, demands, assessments, judgments, costs, and expenses incident to any of the foregoing matters, (including any expenses resulting from any investigation or inquiry) with respect to the participation of any Licensor Party in defense thereof, whether or not the Licensor Party is named as a party.  The Party asserting a claim subject to this provision shall give prompt written notice to the breaching Party setting forth in reasonable detail the basis upon which such claim for indemnity is made.

SECTION 7     General Provisions.

7.1   Further Cooperation.  Licensor will, at the reasonable request of Licensee and without demanding any further consideration therefor, do all things necessary, proper, or advisable, including without limitation the execution, acknowledgment, and recordation of specific assignments, oaths, declarations, and other documents on a jurisdiction-by-jurisdiction basis, to assist Licensee in obtaining, perfecting, sustaining, and/or enforcing its rights in and to the Intellectual Property and under this Agreement; provided, however, that any expenses reasonably incurred by Licensor shall be borne by Licensee.

7.2   Compliance with Laws.  Notwithstanding anything contained in this Agreement to the contrary, the obligations of the Parties with respect to the consummation of the transactions contemplated by this Agreement shall be subject to all laws, present and future, of any governmental entity having jurisdiction over the Parties and this transaction, and to orders, regulations, directions or requests of any such governmental entity.

7.3   Confidentiality.  The Parties agree to keep the terms of this Agreement confidential and will not now or hereafter divulge any of this information to any third party except: (a) with the prior written consent of the other Party; (b) as otherwise may be required by law or legal process, including without limitation the federal and state securities laws of the United States and the laws of Canada and the Province of Ontario; (c) during the course of mediation, arbitration or litigation, so long as the disclosure of such terms and conditions is restricted in the same manner as is the confidential information of other litigating parties; (d) in confidence to its legal counsel, accountants, agents, banks, and financing sources and their advisors solely in connection with complying with or performing its obligations with respect to this Agreement; (e) by either Party, to potential sub-licensees of the Technology and/or Trademarks in accordance with this Agreement; or (f) by either Party to enforce the right, title, and interest of such Party in and to the rights in the Intellectual Property, provided that, in (b) and (c) above: (i) to the extent permitted by law, the disclosing Party will use all legitimate and legal means available to minimize the disclosure to third parties, including, without limitation, seeking a confidential treatment request or protective order whenever appropriate or available, and (ii) where practicable the disclosing Party will provide the other Party with at least ten days’ prior written notice of such disclosure.

7.4   Notices.  All notices given hereunder shall be in writing (in English), and will be delivered to a Party at the address set forth on the first page of this Agreement by personal delivery or transmitted by telecopy or similar means of recorded electronic communication with confirmation of transmission or sent by overnight courier service or certified mail, delivery charges or postage prepaid. Notices are deemed given on the date of receipt if delivered personally or the next business day if sent by overnight courier or on the third business day after deposit with an authorized depositary if sent by mail, or if delivery refused, the date noted on the receipt as first refused.  Either Party may from time to time change its address for notices under this Agreement by giving the other Party written notice of such change in accordance with this Section 7.4.

7.5   Relationship of Parties.  The Parties hereto are licensor and licensee. Nothing in this Agreement will be construed to create a partnership, joint venture, franchise, fiduciary, employment or agency relationship between the Parties.  Neither Party has any express or implied authority to assume or create any obligations on behalf of the other or to bind the other to any contract, agreement or undertaking with any third party.

7.6   Severability.  If any term or provision of the Agreement, or the application thereof to any person, entity or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or application to other persons, entities or circumstances, shall not be affected thereby, and each term and provision of this Agreement shall be enforced to the fullest extent permitted by law.  Any of the provisions of this Agreement which are determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof or affecting the validity or enforceability of any of the provisions of this Agreement in any other jurisdiction.

7.7   Waiver.  Failure by either Party to enforce any term of this Agreement will not be deemed a waiver of future enforcement of that or any other term in this Agreement or any other agreement that may be in place between the Parties.  A waiver shall not be effective unless it is in writing and signed by an authorized representative of the waiving Party.

7.8   Governing Law; Jurisdiction and Venue.  THIS AGREEMENT WILL BE INTERPRETED, CONSTRUED, AND ENFORCED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ONTARIO, WITHOUT REFERENCE TO ITS CHOICE OF LAW PRINCIPLES.  THE PARTIES HEREBY SUBMIT TO THE JURISDICTION OF THE  COURTS OF THE PROVINCE OF ONTARIO WITH SUBJECT MATTER JURISDICTION, AND WAIVE ANY VENUE OBJECTIONS AGAINST ANY SUCH COURT IN ANY LITIGATION ARISING UNDER THIS AGREEMENT.

7.9   Arbitration.  (1) Any unresolved controversy or claim arising out of, in connection with, under or relating to this Agreement, shall be submitted to arbitration (the “Arbitration”) before the Toronto Commercial Arbitration Society (“TCA”) using the rules under the Ontario Arbitration Act then in effect, as modified by this Agreement. In the Arbitration Notice provided to the Respondent by the Claimant in accordance with this Section 7.9, the Claimant shall propose a single duly qualified arbitrator. Within fifteen (15) Business Days thereafter, the Respondent shall give notice to the Claimant advising whether the Respondent accepts the arbitrator proposed by the Claimant, or suggest an alternative arbitrator.  If notice is not given within the fifteen (15) Business Day period, the Respondent shall be deemed to have accepted the arbitrator proposed by the Claimant.  In the event that the parties cannot agree on a single arbitrator within the fifteen (15) day period, the arbitrator shall be selected in accordance with the Ontario Arbitration Act.  No such arbitrator shall have previously been employed by either party and shall not have a direct or indirect interest in either party or the subject matter of the arbitration.

(2) The arbitration shall take place in Toronto, Ontario in English.  Judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof including for this purpose the Superior Court of Justice of the Province of Ontario (“Superior Court”).  Both parties agree and consent to the personal jurisdiction of the Superior Court for all purposes relating to the Arbitration including any equitable relief, and the entry of judgment upon, and enforcement of, any award.

(3) There shall be limited discovery prior to the Arbitration hearing as follows: (i) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (ii) depositions of all party witnesses and (iii) such other depositions as may be allowed by the arbitrator only upon a showing of good cause.  Depositions shall be conducted in accordance with the rules of the Act.

(4) A court reporter shall record all hearings, with such record constituting the official transcript of such proceedings.  The arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator.  The arbitrator shall have no power and authority to award punitive, exemplary, incidental and consequential (including without limitation lost profits) damages in favor of one party against the other party in the Arbitration.  Each party shall bear its own legal costs and expenses in connection with the Arbitration; provided, however, that the arbitrator shall make an award of legal fees, and all other costs and expenses of the Arbitration to the prevailing party as part of any Arbitration award including (i) the filing fees for the Arbitration and (ii) the stenographic costs of transcription.  The arbitrator’s fees shall be divided equally between the parties.

(5) The parties hereto agree that all arbitration proceedings hereunder, as well as the fact of their occurrence, shall be kept confidential by the parties hereto and may only be disclosed to their personal representatives and legal and other professional advisors or as required by law and insofar as is necessary to obtain, confirm, correct, vacate or enforce the decision or award.  In the event of a breach of the preceding sentence, the Arbitrator shall be authorized to assess damages and each of the parties hereto consents to the expansion of the scope of arbitration for such purpose.  The pendency of any arbitration under this Section 7.9 shall not relieve any party hereto from the performance of its obligations under this Agreement and nothing in this Section 7.9 shall preclude a party hereto from instituting legal action seeking relief in the nature of a restraining order, an injunction, an audit, the enforcement of any encumbrances or the like in order to protect his rights pending the outcome of an arbitration hereunder and, if any party hereto shall resort to legal action for such types of relief, such party shall not be deemed to have waived its rights to cause such matter or any other matter to be referred to arbitration pursuant to this Section 7.9.  The Arbitrator shall have authority to grant injunctive relief, award specific performance, and other forms of equitable relief,  and impose sanctions upon any party to any such arbitration; provided that, no party to the arbitration may seek, and the Arbitrator shall not (and shall not be entitled or authorized to) award, punitive, aggravated or exemplary damages.

7.10   Entire Agreement; Amendment.  This Agreement, including its schedules, exhibits, attachments and any amendments, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and merges and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions.  Neither of the Parties will be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein. No oral explanation or oral information by either Party hereto will alter the meaning or interpretation of this Agreement. The terms and conditions of this Agreement will prevail notwithstanding any different, conflicting or additional terms and conditions that may appear on any letter, email or other communication or other writing not expressly incorporated into this Agreement.  The section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.  This Agreement may only be amended, modified or altered in a writing signed by both Parties.

7.11   No Assignment; Binding Effect.  Subject to the exclusions provided in Section 2.2 of this Agreement, neither this Agreement nor any rights or obligations hereunder may be assigned, delegated or transferred in any manner by a Party without the prior written consent of the other Party.  This Agreement shall be binding upon, and shall inure to the benefit of, the heirs, administrators, personal representatives, successors and permitted assigns of the respective parties hereto.

7.12   No Rights in Third Parties.  This Agreement is not intended to confer any right or benefit on any third party (including, but not limited to, any shareholder, employee or beneficiary of any Party), except for affiliates of Licensee, and no action may be commenced or prosecuted against a Party by any other third party claiming as a third-party beneficiary of this Agreement or any of the transactions contemplated by this Agreement.

7.13   Counterparts.  This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of each of the Parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against the Party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument.  Delivery of an executed signature page to this Agreement by any party by electronic transmission will be as effective as delivery of a manually executed copy of this Agreement by such party and shall be deemed an original executed document for all purposes including admissibility at any proceeding.

7.14   Construction.  The Parties acknowledge that their respective legal counsel have reviewed this Agreement and that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party shall not be applicable in the interpretation of this Agreement.

7.15  Expenses.  If any action or other proceeding relating to the enforcement or interpretation of any provision of this Agreement is brought by a Party, the prevailing Party shall be entitled to recover from the non-prevailing Party all reasonable attorneys’ fees, costs and disbursements at all levels of litigation, in addition to any other relief to which the prevailing Party may be entitled.

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IN WITNESS WHEREOF, the duly authorized officers of the Parties, intending to be legally bound, have entered into this License Agreement as of the Effective Date.

LICENSOR:

REAL INNOVATIONS INTERNATIONAL LLC

By: /s/ Paul Benford
Paul Benford, Treasurer

LICENSEE:

COGENT REAL-TIME SYSTEMS INC.

By: /s/ Andrew S. Thomas
Andrew S. Thomas, President